Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-262608) and Form S-8 (Nos. 333-280365, 333-276032, and 333-264522) of System1, Inc. of our report dated March 15, 2024 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 10, 2025